CONSENT OF COUNSEL


                 Warburg, Pincus Small Company Growth Fund, Inc.

         We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 2-15453, Investment Company Act File No. 811-07909) of Warburg, Pincus Small Company Growth Fund, Inc. (the "Fund") under the caption "Auditors and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.





                                              /S/Willkie Farr & Gallagher
                                              -------------------------------
                                                 Willkie Farr & Gallagher



New York, New York
June 27, 1997